SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 1998

                         MEDITRUST CORPORATION
         (Exact name of registrant as specified in its charter)

        DELAWARE                                            95-3520818
(State or other jurisdiction  (Commission File Number)     (IRS Employer
    of incorporation)                                  Identification No.)

197 First Avenue, Suite 300
      Needham, MA                                              02194
(address of principal executive offices)                    (Zip Code)

   Registrant's telephone number, including area code:  (781) 433-6000

                      MEDITRUST OPERATING COMPANY
         (Exact name of registrant as specified in its charter)

        DELAWARE                                            96-3419438
(State or other jurisdiction  (Commission File Number)     (IRS Employer
    of incorporation)                                  Identification No.)

197 First Avenue, Suite 100
      Needham, MA                                              02194
(address of principal executive offices)                    (Zip Code)

   Registrant's telephone number, including area code:  (781) 453-8062


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Item 5. Other Events

     On January 11, 1998, Meditrust Corporation ("Reitco"), Meditrust Operating Company ("Opco", and together with Reitco, "Registrant") and Cobblestone Holdings, Inc. ("Cobblestone") announced that they had entered into an Agreement and Plan of Merger dated as of January 11, 1998 (the "Merger Agreement"), pursuant to which Cobblestone will merge with and into Reitco (the "Merger"). Under the terms of the Merger Agreement, Reitco will acquire all of the outstanding common and preferred stock of Cobblestone for paired shares of Registrant (the "Paired Shares") with an aggregate value of approximately $241,000,000. The number of Paired Shares to be issued in exchange for each outstanding share of common and preferred stock of Cobblestone, and the aggregate value of total Merger consideration, are subject to adjustment in the manner described in the Merger Agreement. In addition, approximately $154,000,000 of Cobblestone debt and associated costs will be refinanced as a condition of closing.

     On March 16, 1998, Reitco, Opco and Cobblestone entered into the First Amendment to Agreement and Plan of Merger (the "Merger Amendment"), which is filed herewith as Exhibit 2 and is incorporated herein by reference. Pursuant to the Merger Amendment, Cobblestone has agreed that the Paired Shares to be received by the Cobblestone shareholders in the Merger will not be registered under the Securities Act of 1933 (the "Securities Act"). Registrant in turn has agreed to file a registration statement under the Securities Act for the resale of such Paired Shares by Cobblestone's shareholders. It is a condition to the closing of the Merger that such registration statement be declared effective by the Securities and Exchange Commission. The Merger Amendment also modifies certain other closing conditions. Subject to the satisfaction of all closing conditions under the Merger Agreement (as amended), Reitco, Opco and Cobblestone have agreed to close the Merger on April 1, 1998.

     In connection with the Merger Agreement, Reitco, Opco and certain shareholders of Cobblestone (the "Shareholders") entered into a Shareholders Agreement dated as of January 11, 1998 (the "Shareholders Agreement") pursuant to which the Shareholders agreed to vote, or to otherwise cause to be voted, the shares held by them in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement. The Shareholders Agreement also provides that during the period from the mailing of Registrant's proxy statement in connection with Reitco's pending merger with La Quinta Inns, Inc., which was announced on January 4, 1998 (the "La Quinta Merger"), until the date (the "La Quinta Pricing Date") on which the aggregate consideration for the La Quinta Merger is finally determined, the Shareholders will not resell Paired Shares that they receive pursuant to the Merger.

     Also on March 16, 1998, Reitco, Opco and the Shareholders entered into a First Amendment to the Shareholders Agreement (the "Shareholders Amendment"), which is filed herewith as Exhibit 10 and is incorporated herein by reference. Pursuant to the Shareholders Amendment, Cobblestone's largest shareholder, Brentwood Golf Partners, L.P. ("Brentwood"), has agreed not to sell or otherwise transfer any of the Paired Shares received by it in the Merger until after the La Quinta Pricing Date, except that Brentwood will be permitted to distribute
1.5 million of such Paired Shares to its limited partners without restriction. Brentwood has also agreed to use Bank America Robertson Stephens to make all distributions of Paired Shares received by it in the Merger to its partners consistent with the past practice of Brentwood and/or its affiliates.


Item 7. Financial Statement and Exhibits.

(a)   Financial Statements.

      None.

(b)   Financial Information.

      None.

(c)   Exhibits.

      See the index to Exhibits attached hereto.


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                               SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 18, 1998         MEDITRUST CORPORATION

                              By:  /s/   Michael S. Benjamin
                                   ---------------------------------------------
                                        (Signature)

                              Name:   Michael S. Benjamin
                              Title:  Senior Vice President

                              MEDITRUST OPERATING COMPANY

                              By:  /s/   Michael J. Bohnen
                                   ---------------------------------------------
                                        (Signature)

                              Name:  Michael J. Bohnen
                              Title: Secretary


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Exhibit No.         Description
-----------         -----------

2 First Amendment to Agreement and Plan of Merger among Meditrust Corporation, Meditrust Operating Company and Cobblestone Holdings, Inc., dated as of March 16, 1998.

10 First Amendment to Shareholders Agreement among Meditrust Corporation, Meditrust Operating Company and Certain Shareholders of Cobblestone Holdings, Inc., dated as of March 16, 1998.